 Exhibit 99.1

Enzon Adopts Stockholder Rights Plan in an Effort to Protect Net Operating Loss Carryforwards

PISCATAWAY, N.J. – May 1, 2014 – Enzon Pharmaceuticals, Inc. (“Enzon” or the “Company”) (Nasdaq: ENZN) announced today that its Board of Directors (the “Board”) has adopted a stockholder rights plan (the “Rights Plan”) in an effort to preserve the value of its net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code (the “Code”).

Enzon’s use of its NOLs could be substantially limited if the Company experiences an “ownership change” (as defined in Section 382 of the Internal Revenue Code). In general, an ownership change occurs if there is a cumulative change in Enzon’s ownership by “5% shareholders” (as defined in Section 382 of the Code) that increases by more than 50 percentage points over the lowest percentage owned by such shareholders at any time during the prior three years on a rolling basis. The Rights Plan was adopted to reduce the likelihood of an unintended “ownership change” occurring.

In connection with the adoption of the Rights Plan, on April 30, 2014, the Board declared a non-taxable dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock to the Company’s stockholders of record as of the close of business on May 14, 2014. After the Rights Plan takes effect, any person or group that acquires beneficial ownership of 4.99% or more of the Company’s common stock without approval from the Board would be subject to significant dilution in the ownership interest of that person or group. Stockholders who currently own 4.99% or more of the outstanding shares of Enzon common stock will not trigger the preferred share purchase rights unless they acquire shares representing a percentage of common stock that exceeds by 0.5% or more the lowest percentage of common stock that such stockholder had at any time since April 30, 2014. In addition, in its discretion, the Board may exempt certain persons whose acquisition of securities is determined by the Board not to jeopardize the availability to the Company’s NOLs or other tax benefits and may also exempt certain transactions.

The Rights will expire on the earliest of (i) the close of business on April 30, 2017, (ii) the time at which the Rights are redeemed or exchanged under the Rights Plan, (iii) the repeal of Section 382 or any successor statute and the Board’s determination that the Rights Plan is no longer necessary for the preservation of the Company’s NOLs or (iv) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward.

The issuance of the Rights is not a taxable event and will not affect the Company’s reported financial condition or results of operations (including earnings per share).

Additional information regarding the Rights Plan is contained in a Form 8-K and in a Registration Statement on Form 8-A that Enzon is filing with the Securities and Exchange Commission.

About Enzon

Enzon receives royalty revenues from existing licensing arrangements with other companies primarily related to sales of six marketed drug products, namely, PegIntron®, Sylatron®, Macugen®, CIMZIA®, Oncaspar and Adagen. The primary source of Enzon’s royalty revenues is sales of PegIntron, which is marketed by Merck & Co., Inc.

Forward-Looking Statements

This press release contains, or may contain, forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions.

Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements. Such risks and uncertainties include: the difficulty of determining all of the facts relevant to Section 382 of the Code; unreported buying and selling activity by stockholders; unanticipated interpretations of the Code and related regulations; and the adoption of the Rights Plan does not prevent one or more stockholders of the Company from, notwithstanding the dilution to such stockholder’s interests under the Rights Plan, engaging in buying and selling activity that may have an adverse impact on the Company’s tax attributes. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

Contacts
Investor:
Enzon
George W. Hebard III, 732-980-4518
Interim Principal Executive Officer
ghebard@enzon.com